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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2000 (except for the first paragraph of Note 12, as to which the date is March 31, 2000 and the second paragraph of
Note 12 as to which the date is July 13, 2000) in the Registration Statement (Form S-1 No. 333-36946) and related Prospectus of Active Power, Inc. for the registration of 8,000,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Austin, Texas

July 13, 2000